Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) amends that certain Employment Agreement (“Employment Agreement”) dated as of April 23, 2007 among KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation, KRISPY KREME DOUGHNUTS, INC., a North Carolina corporation and SANDRA K. MICHEL (“Employee”).

1.           All terms used in this Amendment shall have the same definition and meaning as in the Employment Agreement.

2.           Section 4.05 of the Employment Agreement is hereby amended in its entirety as follows:

SECTION 4.05.  Stock Options. The Company shall grant to the Executive options to purchase 100,000 shares of its common stock (the “Option Shares”) at an exercise price per share equal to the fair market value per share on the date of grant (the “Exercise Price”) which is expected to be April 23, 2007.  One half of the options (specifically, 50,000 shares) will vest and become exercisable in four equal installments, on the first, second, third and fourth anniversaries of the Effective Date, so long as, except as otherwise set forth in the applicable stock option plan, the Executive’s employment continues through such vesting dates. The other half of the options (specifically, 50,000 shares) will vest based upon the performance of the Companies, with (i) one half of these options (specifically 25,000 shares) to vest if and when the following two conditions have occurred: (a) two years have elapsed since the Effective Date and (b) following the Effective Date, the closing price per share of the Company’s stock on the principal securities exchange on which the Company’s shares are then traded has exceeded 120% of the Exercise Price for a period of ten consecutive trading days and (ii) the remaining one half of these options (specifically 25,000 shares) to vest if and when the following two conditions have occurred: (a) two years have elapsed since the Effective Date and (b) following the Effective Date, the closing price per share of the Company’s stock on the principal securities exchange on which the Company’s shares are then traded has exceeded 140% of the Exercise Price for a period of ten consecutive trading days.  The term of the options will be ten years from the date of grant, subject to earlier termination in the event the Executive’s employment terminates.  The Option Shares will be registered as soon as practicable on Form S-8 under the Securities Act, if not currently registered. The Option Shares shall be subject to the terms of the Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan, and the option grant agreement for Executive’s Option Shares shall have terms similar to those of other executive vice presidents of the Companies.  The Option Shares shall also be subject to, and Executive agrees to comply with, the ownership guidelines adopted by the Companies as may be applicable to the option shares of the Companies’ executive vice presidents.

3.           Section 4.06 of the Employment Agreement is hereby amended in its entirety as follows:

SECTION 4.06.  Restricted Shares. The Company shall grant to the Executive 20,000 restricted shares of the Company’s common stock (the “Restricted Shares”). Except as otherwise provided below, the Restricted Shares will vest, provided that the Executive’s employment continues through the applicable vesting dates, in four equal installments, on the first, second, third and fourth anniversaries of the Effective Date. The Executive hereby agrees to appropriate legends and transfer restrictions on the Restricted Shares in order to reflect such vesting provisions. The Restricted Shares will be registered as soon as practicable on Form S-8 under the Securities Act, if not currently registered.  The Restricted Shares shall be subject to the terms of the Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan.  The Restricted Shares shall also be subject to, and Executive agrees to comply with, the ownership guidelines adopted by the Companies as may be applicable to the restricted shares of the Companies’ executive vice presidents.

4.           All other terms and conditions of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment this 3rd day of October, 2007.

KRISPY KREME DOUGHNUTS, INC.

BY: /s/ James H. Morgan
Chairman of the Board

KRISPY KREME DOUGHNUT CORPORATION

BY: /s/ Douglas R. Muir
Chief Financial Officer

EMPLOYEE:

/s/ Sandra K. Michel

2